Exhibit 26 (h) i. b. b1. iv.

AMENDMENT NO. 7 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 7 TO SHAREHOLDER SERVICES AGREEMENT (the “Amendment”) is effective as of this 1st day of July, 2013, by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”), C.M. LIFE INSURANCE COMPANY (“C.M. Life”), MML BAY STATE LIFE INSURANCE COMPANY (“MML Bay”) (MassMutual, C.M. Life and MML Bay are collectively referred to as the “Company”), AMERICAN CENTURY INVESTMENT SERVICES, INC. (“ACIS”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“Adviser”) (ACIS and Adviser are collectively referred to as “American Century”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company and Distributor are parties to that certain Shareholder Services Agreement dated May 14, 1998, as amended (the “Original Agreement”);

WHEREAS, pursuant to the Novation Agreement dated as of 12:00 a.m. Eastern Time on February 16, 2010, the Original Agreement automatically terminated and a new agreement was deemed to have been formed on precisely the same terms as the Original Agreement and the Original Agreement became the new agreement (the “Agreement”);

WHEREAS, the Company and American Century agree to revise the reimbursement terms as set forth herein; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1. Exhibit D. EXHIBIT D is hereby deleted in its entirety and is replaced by a new EXHIBIT D attached hereto.

2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

AMERICAN CENTURY INVESTMENT SERVICES, INC.

By:	/s/ Cindy A. Johnson
Name:	Cindy A. Johnson
Title:	Vice President

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ Otis H. Cowan
Name:	Otis H. Cowan
Title:	Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Richard J. Byrne
Name:	Richard J. Byrne
Title:	Vice President

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Richard J. Byrne
Name:	Richard Byrne
Title:	Vice President

C.M. LIFE INSURANCE COMPANY

By:	/s/ Richard J. Byrne
Name:	Richard Byrne
Title:	Vice President

EXHIBIT D

APPLICABLE FEES

VP Class I Funds

American Century shall not pay the Company a fee on any Funds with an expense ratio at or below      basis points. American Century shall pay the Company the following fees:      basis points on any Funds with an expense ratio from      basis points to      basis points;          basis points on any Funds with an expense ratio from          basis points to          basis points; and          basis points on any funds with an expense ratio greater than or equal to          basis points.

VP Class II Funds

American Century shall not pay the Company a fee on any Funds with an expense ratio at or below          basis points. American Century shall pay the Company the following fees:          basis points on any Funds with an expense ratio from      basis points to          basis points; and          basis points on any Funds with an expense ratio greater than or equal to          basis points.